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                          GOLDEN STATE HOLDINGS I LTD.

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK


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                             STOCK PLEDGE AGREEMENT

                          Dated as of December 1, 1996

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



                             STOCK PLEDGE AGREEMENT

                  This Stock Pledge Agreement dated as of December 1, 1996 (the "Agreement"), among Golden State Holdings I Ltd., an Isle of Man holding company (the "Pledgor"), United States Trust Company of New York, not in its individual capacity but solely as trustee under the Indenture (as hereinafter defined), a bank and trust company organized under the New York Banking Law (the "Secured Party"), and Andrew James Baker of 15-19 Athol Street, Douglas, Isle of Man (the "Stock Trustee").

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC (each, "Owner", and collectively, the "Owners") will enter into an Indenture by and among the Owners, the Secured Party and Golden State Petroleum Transport Corporation, as agent of the Owners, dated as of the date hereof (the "Indenture"), pursuant to which the Owners will issue Serial First Preferred Mortgage Notes maturing serially from 2000 to 2006 and First Preferred Mortgage Notes due 2019.

                  The Pledgor is the registered legal owner of one of the Pledged Shares of each of the Owners and the Stock Trustee is the registered legal owner of the other of the Pledged Shares of each of the Owners who holds such shares for the Pledgor as bare trustee (subject to the terms of this Agreement). The Pledgor is the beneficial owner of all of the outstanding shares of the capital stock of each of the Owners.

                  The Pledgor has agreed to grant to the Secured Party a security interest in the Pledged Shares (as hereinafter defined), upon the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Pledgor hereby agrees with the Secured Party as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  Section 1.1. DEFINITIONS. For the purposes of this Agreement, the following words and terms shall have the meanings set forth below, and terms not defined herein shall have the meanings ascribed to them in the Indenture or the Uniform Commercial Code adopted by the State of New York, as amended from time to time in accordance therewith (the "Code").

                  "Obligations" means, with respect to each Owner, such Owner's payment, performance or obligations of any kind or nature whatsoever under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

                  "Pledged Collateral" has the meaning set forth in Section 2.1 of this Agreement.



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                                       -2-



                  "Pledged Shares" means all of the shares of the Owners beneficially owned by the Pledgor and pledged to the Secured Party pursuant to
Section 2.1 of this Agreement.

                  Section 1.2. INTERPRETATION. In this Agreement, unless the context otherwise requires:

                  (1) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement refer to this Agreement as a whole and not to any particular provisions and the term "hereafter" means after, and the term "heretofore" means before, the date of this Agreement. "Including" or "including" shall mean without limitation by reason of enumeration.

                  (2) Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

                  (3) Any headings preceding the texts of the several Articles and Sections of this Agreement, and the table of contents appended to this Agreement, shall be solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (4) References herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement. A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions.

                  (5) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof.

                  (6) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

                  (7) Exhibits, if any, to this Agreement are an integral part of this Agreement.




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                                       -3-



                                   ARTICLE II

                                SECURITY INTEREST

                  Section 2.1. SECURITY INTEREST. As security for the prompt and unconditional payment and performance of the Obligations, the Pledgor does hereby assign, pledge and grant to the Secured Party a valid perfected security interest in and to and the Pledgor directs the Stock Trustee to (who hereby accepts such direction and does hereby) assign, pledge and grant such interest in and to the following (collectively, the "Pledged Collateral"):

                  (1) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (2) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor or the Stock Trustee for the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                  (3) all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

                  Section 2.2. DELIVERY OF PLEDGED COLLATERAL. Concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver or cause to be delivered to the Secured Party all stock certificates representing the Pledged Shares together with an executed stock transfer form for each stock certificate, representing any of the Pledged Shares in favor of the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations. The Pledgor shall also deliver or cause to be delivered to the Secured Party the following documents:

                  (i) executed undated resignations of each director and officer of each of the Owners from time to time substantially in the form annexed hereto marked "Exhibit A"; and

                  (ii) an irrevocable proxy ("the Irrevocable Proxy") from each of the Pledgor and the Stock Trustee in respect of all the Pledged Shares in the form annexed hereto marked "Exhibit B".




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                                       -4-


                  Provided that the Pledgor and the Stock Trustee will, if so required and so far as it may be within their power so to do, procure for the Secured Party and/or its duly authorized representatives access to each of the share registers of the Owners at any reasonable time for the purposes of inspection and supply of copies thereof.

                  Section 2.3. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default shall have occurred and be continuing:

                  (1) The Pledgor and the Stock Trustee on behalf of the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; PROVIDED, HOWEVER, that the Pledgor and the Stock Trustee shall not exercise or refrain from exercising any such right if, in the Secured Party's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof;

                  (2) The Pledgor shall be entitled to receive and retain any and all dividends, distributions and other amounts paid in respect of the Pledged Collateral, PROVIDED, HOWEVER, that any and all property of the type listed in paragraphs (A), (B) and (C) below shall be, and shall forthwith be delivered to the Secured Party to hold as Pledged Collateral, as security for the Obligations, and shall, if received by the Pledgor or the Stock Trustee, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Secured Party as Pledged Collateral, as security for the Obligations, in the same form as so received, with any necessary indorsement or assignment:

                  (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Collateral;

                  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution;

                  (C) cash paid in redemption of, or in exchange for, any Pledged Collateral; and

                  (3) The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (1) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (2) above;




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                                       -5-


                  (4) The Pledgor and the Stock Trustee on behalf of the Pledgor shall ensure that all notices received by them in their capacities as registered legal owners of the Pledged Collateral shall be copied to the Secured Party within a reasonable period.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                  (1) All rights of the Pledgor or the Stock Trustee to exercise or refrain from exercising the voting and other consensual rights which would otherwise be available for exercise pursuant to Section 2.3(a)(1) and to receive the dividends, distributions and other payments which he or she would otherwise be authorized to receive and retain pursuant to
         Section 2.3(a)(2) shall cease and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, as security for the Obligations.

                  (2) All dividends, distributions and other payments which are received by the Pledgor or the Stock Trustee contrary to the provisions of paragraph (1) of this Section 2.3(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Pledged Collateral, as security for the Obligations, in the same form as so received (with any necessary indorsement).

                  Section 2.4. CAPITAL ADJUSTMENTS. If, prior to the payment in full of the Obligations, there shall be any stock split, combination or exchange of shares, consolidation, recapitalization, reorganization, or stock dividend or any other like event by or of any of the Owners and as often as the same shall occur, then the number, class and kind of shares of stock pledged pursuant to this Agreement shall be appropriately adjusted to reflect such event, and certificates, representing such shares, together with corresponding stock powers, shall be delivered to the Secured Party in the same manner as the Pledged Shares originally pledged under this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR

                  Section 3.1. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants to the Secured Party that:

                  (1) The authorized capital of Golden State Petro (IOM I-A) PLC consists solely of ____ ordinary shares of one dollar par value, of which there are 2 such shares issued and outstanding and no shares held by Golden State Petro (IOM I-A) PLC as treasury shares. All such issued and outstanding ordinary shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no



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                                       -6-


         subscriptions, options, warrants, rights, or other agreements outstanding providing for the purchase, sale, or issuance of, nor any security convertible into ordinary shares or any other security of Golden State Petro (IOM I-A) PLC.

                  (2) The authorized capitalization of Golden State Petro (IOM I-B) PLC consists solely of ____ ordinary shares of one dollar par value, of which there are 2 such shares issued and outstanding and no shares held by Golden State Petro (IOM I-B) PLC as treasury shares. All such issued and outstanding ordinary shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no subscriptions, options, warrants, rights, or other agreements outstanding providing for the purchase, sale, or issuance of, nor any security convertible into, ordinary shares or any other security of Golden State Petro (IOM I-B) PLC.

                  (3) The Pledgor and the Stock Trustee have together the power to transfer all right, title and interest in and to the Pledged Shares beneficially owned by the Pledgor, without the consent of any other Person except for the acting directors of each Owner.

                  (4) The provisions of this Agreement (including the delivery of stock certificates under Section 2.2 hereof) are effective to create in favor of the Secured Party a valid, legally enforceable and fully perfected first security interest in and to the Pledged Shares, free and clear of all liens, encumbrances and claims of any kind other than any liens created under the Indenture.

                  (5) The Pledgor and the Stock Trustee together have the full power and authority to enter into and perform their obligations under this Agreement. This Agreement has been duly executed by the Pledgor and the Stock Trustee and constitutes the legal, valid and binding obligation of the Pledgor and the Stock Trustee, enforceable against each of the Pledgor and the Stock Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity (whether enforcement is sought in equity or at law). The execution, delivery and performance of this Agreement will not conflict with any agreement or orders or any law applicable to the Pledgor and the Stock Trustee.

                  (6) Collectively, the Pledged Shares include all of the issued and outstanding shares of each of the Owners.





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                                       -7-


                                   ARTICLE IV

                            COVENANTS OF THE PLEDGOR

                  The Pledgor covenants and agrees that, unless the Secured Party otherwise consents in writing, so long as this Agreement shall remain in effect or any of the Obligations shall be outstanding:

                  Section 4.1. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest created under this Agreement and the Indenture; PROVIDED, HOWEVER, the Pledgor may transfer its interest in the Pledged Collateral so long as (a) the Rating Agencies provide the Secured Party with written approval of such transfer, (b) the Pledgor furnishes to the Secured Party any opinions of counsel requested by the Secured Party or any Rating Agency and (c) the transferee agrees in writing that the Pledged Collateral will remain subject to the security interest of the Secured Party hereunder.

                  Section 4.2. ADDITIONAL SHARES. The Pledgor agrees that it will cause each of the Owners not to issue any stock or other securities in addition to or in substitution for the Pledged Shares.

                  Section 4.3. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver and cause to be executed and delivered all further instruments and documents, and take all further action, that may be necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  Section 4.4 COVENANTS. The Pledgor agrees to notify the Secured Party immediately upon the appointment of any further Director or Officer of any of the Owners and promptly to deliver to the Secured Party the undated resignations and letters of undertaking referred to in clause 2.2 hereof signed by such persons.

                  Section 4.5. RIGHT OF SECURED PARTY TO PERFORM FOR PLEDGOR. The Secured Party may, but shall not be obligated to, pay any amount which the Pledgor has failed to pay or perform any act which the Pledgor has failed to perform hereunder. Any charges so paid or losses incurred by the Secured Party as a result of any nonperformance by the Pledgor of its obligations under this Agreement shall be secured by this Agreement and shall be payable by the Pledgor on the Secured Party's demand, with interest at the Default Rate.

                  Section 4.6. AMENDMENT OF CORPORATE DOCUMENTS. The Pledgor agrees that it will not amend, modify or terminate and will procure that no amendment, modification or



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                                       -8-


termination is made to any or all of the Memorandum of Association or the Articles of Association of any of the Owners.


                                    ARTICLE V

                               DEFAULTS; REMEDIES

                  Section 5.1. DEFAULTS. Any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (1) failure of the Owners to pay when due any amount payable upon or in connection with any of the Obligations, after the expiration of the applicable grace and/or cure period, if any, provided in the Indenture with respect thereto;

                  (2) default by the Pledgor or the Stock Trustee in the performance or observance of any covenant, agreement or condition contained herein (other than Section 4.3);

                  (3) default by the Pledgor in the performance or observance of
         Section 4.3 and such default shall continue for a period of 30 days or more after the Pledgor's receipt of written notice from the Secured Party;

                  (4) if any representation or warranty made by the Pledgor herein shall prove to have been false, incorrect or misleading in any material respect on the date as of which made; and

                  (5) an Event of Default under the Indenture.

                  Section 5.2. REMEDIES ON DEFAULT. If an Event of Default shall have occurred and be continuing, the Secured Party may, in addition to any other remedy it may have, take any one or more of the following remedial steps:

                  (a) Transfer all or any part of the Pledged Collateral into the name of the Secured Party or its nominee, with or without disclosing that the Pledged Collateral is subject to the lien and security interest hereunder;

                  (b) Take control of any proceeds of any of the Pledged Collateral;

                  (c) Exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code;




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                                       -9-


                  (d) Hold any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral, in the discretion of the Secured Party, as collateral for, and/or then or at any time thereafter to be applied in whole or in part by the Secured Party in accordance with Section 3.4 of the Indenture between the Secured Party and the Owner of the related Pledged Collateral, or portion thereof; and

                  (e) Complete the undated resignations referred to in Section
2.2 hereof and to appoint Directors and Officers of the Company and to exercise through such Directors of Officers the powers of management of any of the Owners.

                  Section 5.3. SALE OF PLEDGED COLLATERAL. (a) The sale of Pledged Collateral or any portion thereof may be made at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (to the extent it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Pledged Collateral then being sold for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof of the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Except in the case of Pledged Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized exchange, the Secured Party shall give to the Pledgor at least ten (10) Business Days' written notice of the Secured Party's intention to make any such public or private sale or sale at a broker's board or on any such securities exchange. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof to be sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours, and at such place or places, as the Secured Party may fix in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party may bid for and purchase the whole or any part of the Pledged Collateral and may, in paying the purchase price therefor, apply such purchase price directly to the payment or discharge in whole or in part of the Obligations. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in the case of any such failure, the Pledged Collateral may be sold again upon like notice. In case the sale of all or any part of the Pledged Collateral is made on credit, the amounts actually realized by the Secured Party from any such sale shall be applied to the Obligations in the manner provided in Section 3.4 of the Indenture. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

                  (b) In connection with any disposition of the Pledged Collateral, if the Secured Party elects to obtain the advice of any one of three independent investment banking firms that are member firms of the New York Stock Exchange, proposed by the Secured Party to the Pledgor and chosen by the Pledgor within seven (7) days of receiving notice thereof, or if the Pledgor fails to make such choice within such seven-day period, any one of such firms chosen by the Secured Party, with respect to the method or manner of sale or disposition of any of the Pledged Collateral, the best price reasonably obtainable therefor and any other details concerning such sale or disposition, then, to the extent permitted by law, any sale or other disposition of any Pledged Collateral in reliance on such advice shall be deemed to be commercially reasonable under the Code and otherwise proper.

                  (c) The Pledgor understands that compliance with Federal or state securities laws may limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of the Pledged Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Pledged Collateral may dispose of the same. The Pledgor agrees that in any sale of any of the Pledged Collateral, the Secured Party is hereby authorized to comply with any such limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Pledged Collateral), or in order to obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable or accountable to the Pledgor for any discount allowed by reason of the fact that the Pledged Collateral is sold in compliance with any such limitation or restriction.

                  Section 5.4. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. The Pledgor and the Stock Trustee each hereby irrevocably constitutes and appoints Secured Party and any officer, employee or agent thereof, with full power of substitution, as the Pledgor's and Stock Trustee's true and lawful attorney-in-fact with full irrevocable power and authority in the name, place and stead of the Pledgor or the Stock Trustee or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement. The Pledgor and the Stock Trustee each hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the Obligations. The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Pledged Collateral and shall not impose any duty upon it to exercise such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor and the Stock Trustee for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except only for its own gross negligence or willful misconduct, and the foregoing shall not operate to release the Secured Party from any liability arising out of the gross negligence of any of its officers, directors, employees or agents in disposing of any of the Pledged Collateral.

                  Section 5.5. WAIVERS. (A) The Pledgor waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and, except as otherwise expressly provided herein or in the other Security Documents, all other demands and notices of any description. The Secured Party shall have no duty as to the collection or protection of Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

                  (B) The Secured Party shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of or realization upon any of the Pledged Collateral, including any instrument received in payment thereof, or any damage resulting therefrom, except for its own gross negligence or willful misconduct. The Pledgor shall indemnify and hold harmless the Secured Party against any claim, loss or damage arising out of the liquidation of or realization upon any of the Pledged Collateral, including any instrument received in payment thereof, except that the Pledgor shall have no obligation to indemnify and hold harmless the Secured Party from its own gross negligence or willful misconduct.

                  Section 5.6. REMEDIES CUMULATIVE. No remedy conferred upon or reserved to the Secured Party hereunder is or shall be deemed to be exclusive of any other available remedy or remedies. Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Secured Party at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Secured Party under the Indenture and the other Security Documents, any other security interest given to the Secured Party by the Pledgor with respect to the Collateral or any other mortgage or security agreement securing the Obligations, or now or hereafter existing in favor of the Secured Party at law or in equity or by statute, including without limitation, all rights of a secured party under the Code. Without limiting the generality of the foregoing, the Secured Party shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable, and without prejudice to the Secured Party to exercise any available remedy, under the Indenture, the other Security Documents or otherwise, for other events of default existing at the time the earlier action was commenced.

                  Section 5.7. DELAY DOES NOT CONSTITUTE WAIVER. Any delay, omission or failure by the Secured Party to insist upon the strict performance by the Pledgor or the Stock Trustee of any of the covenants, conditions and agreements herein set forth or to exercise any right or remedy available to it upon the occurrence of an Event of Default hereunder, an Event of Default under the Indenture or otherwise, shall not impair any such right or remedy or be considered or taken as a waiver or relinquishment for the future right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Pledgor and the Stock Trustee with all of the covenants, conditions and agreements herein or otherwise, or of the right to exercise any such rights or remedies if such default by the Pledgor or the Stock Trustee be continued or repeated.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1. AMENDMENT. This Agreement may be amended from time to time by written agreement signed by the parties hereto.

                  Section 6.2. SEVERABILITY. If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Agreement contained, shall not affect the remaining portions of this Agreement, or any part thereof.

                  Section 6.3. NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Pledgor, at the following address: c/o Cambridge Fund Management, LLC, Park Avenue Tower, 65 East 55th Street, Suite 3300, New York, New York 10022, (b) in the case of the Secured Party, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department and (c) in the case of the Stock Trustee, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 6.4. CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Pledgor arising out of or relating to this Agreement, the Indenture or any other Security Document, or any transaction contemplated hereby or thereby, may be instituted in any federal or state court in The City of New York, State of New York and the Pledgor hereby waives any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Pledgor hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Pledgor hereby irrevocably appoints and designate CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Pledgor agrees that service of process upon such party shall constitute personal service of such process on the Pledgor. The Pledgor shall maintain the designation and appointment of such authorized agent until all amounts payable under this Agreement, the Indenture and the other Security Documents shall have been paid in full. If such agent shall cease to so act, the Pledgor shall immediately designate and appoint another such agent satisfactory to the Secured Party and shall promptly deliver to the Secured Party evidence in writing of such other agent's acceptance of such appointment.

                  Section 6.5. CAPTIONS. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                  Section 6.6. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 6.7. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 6.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 6.9. SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Agreement in respect of either party hereto shall survive the execution and delivery of this Agreement and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 6.10. INTEGRATION. This Agreement and the Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 6.11. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 6.12. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective successors and assigns. The Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Party. The Secured Party, at its sole option, shall have the right to assign this Agreement and any of its rights and interest hereunder.

                  Section 6.13. EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Agreement is dated as of December 1, 1996, the transactions set forth herein shall not be effective until the Closing Date.

                  Section 6.14. RETURN OF PLEDGED SHARES. Upon the payment and performance in full of the Obligations, the Secured Party shall redeliver the related Pledged Shares to the Pledgor.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    GOLDEN STATE HOLDINGS I LTD.

                                   By:/s/ John McFadden
                                      -----------------------------
                                   Name:  John McFadden
                                   Its:   President



                                    UNITED STATES TRUST COMPANY OF NEW YORK, as
                                    Indenture Trustee

                                   By:/s/ Christine C. Collins
                                      -----------------------------
                                   Name:  Christine C. Collins
                                   Its:   Assistant Vice President



                                    ANDREW JAMES BAKER, as Stock Trustee

                                   By:/s/ R. V. Vanderplank
                                      -----------------------------
                                   Name:  R. V. Vanderplank
                                   Its:   Attorney for A. J. Baker

                                    Exhibit A

               Letter of resignation referred to in Clause 2.2(i)


To:    [Name of Owner]
       (the "Company")

                                                     Date:

Dear Sirs:

              1. I hereby resign as a director/secretary (or other officer) of the Company and confirm that I have no claims against the Company for loss of office, arrears of pay or otherwise howsoever.

              2.   This resignation is to be effective as at the date hereof.

                                                     Yours faithfully,

                                    Exhibit B

                                Irrevocable Proxy

         The undersigned, being the registered legal owner (and as assignee holder respectively) of one hundred per cent of the number of shares respectively set against its name at the foot of this proxy of [Name of Owners] (the "Company"), hereby makes, constitutes and appoints United States Trust Company of New York (the "Secured Party") the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time to vote the number of shares set against the names of the undersigned at the foot of this proxy of the issued share capital of the Company at all annual and special meetings of shareholders for the Company with the same force and effect as the undersigned might or could do and the undersigned hereby ratifies and confirms all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

         The said shares have been pledged to the Secured Party pursuant to an Agreement dated as of December 1, 1996.

         This power and proxy may not be assigned.

              Shareholder                           No. Of Shares
              -----------                           -------------

              Golden State Holdings I Ltd.                1

              Andrew James Baker                          1


         IN WITNESS WHEREOF this instrument has been duly executed this ____ day of December, 1996.

SIGNED, SEALED and DELIVERED
by
the duly authorized Attorney-in-Fact
of Golden State Holdings I Ltd.
in the presence of:


Witness      __________________


Witness      __________________

                                TABLE OF CONTENTS
                                                                        Page No.
                                                                        --------

ARTICLE I

DEFINITIONS AND INTERPRETATION...............................................  1

         Section 1.1.  Definitions...........................................  1

         Section 1.2.  Interpretation........................................  2

ARTICLE II

SECURITY INTEREST............................................................  3

         Section 2.1.  Security Interest.....................................  3

         Section 2.2.  Delivery of Pledged Collateral........................  3

         Section 2.3.  Voting Rights; Dividends; Etc.........................  4

         Section 2.4.  Capital Adjustments...................................  5

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR................................  5

         Section 3.1.  Representations and Warranties........................  5

ARTICLE IV

COVENANTS OF THE PLEDGOR.....................................................  7

         Section 4.1.  Transfers and Other Liens.............................  7

         Section 4.2.  Additional Shares.....................................  7

         Section 4.3.  Further Assurances....................................  7

         Section 4.4   Covenants.............................................  7

         Section 4.5.  Right of Secured Party to Perform for Pledgor.........  7

         Section 4.6.  Amendment of Corporate Documents......................  7

                                                                        Page No.
                                                                        --------

ARTICLE V

DEFAULTS; REMEDIES...........................................................  8

         Section 5.1.  Defaults..............................................  8

         Section 5.2.  Remedies on Default...................................  8

         Section 5.3.  Sale of Pledged Collateral............................  9

         Section 5.4.  Secured Party Appointed Attorney-in-Fact.............. 10

         Section 5.5.  Waivers............................................... 11

         Section 5.6.  Remedies Cumulative................................... 11

         Section 5.7.  Delay Does Not Constitute Waiver...................... 12

ARTICLE VI

MISCELLANEOUS................................................................ 12

         Section 6.1.  Amendment............................................. 12

         Section 6.2.  Severability.......................................... 12

         Section 6.3.  Notices............................................... 12

         Section 6.4.  Consent to Jurisdiction............................... 12

         Section 6.5.  Captions.............................................. 13

         Section 6.6.  Governing Law......................................... 13

         Section 6.7.  No Partnership........................................ 13

         Section 6.8.  Counterparts.......................................... 13

         Section 6.9.  Survival.............................................. 13

         Section 6.10. Integration........................................... 14

         Section 6.11. Reproduction of Documents............................. 14

                                                                        Page No.
                                                                        --------

         Section 6.12. Successors and Assigns; Assignment.................... 14

         Section 6.13. Effective Date of Transaction......................... 14

         Section 6.14. Return of Pledged Shares.............................. 14